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                             SUBSIDIARIES OF
                    INFINITY BROADCASTING CORPORATION



                                                      Percentage of Ownership
                                                      by Infinity Broadcasting
                                  Jurisdiction of     Corporation ("Infinity")
Name  of Subsidiary               Incorporation       or its Subsidiaries
- - -------------------               ---------------     ------------------------

The  Audio House, Inc.            California              100% by Infinity

Hemisphere Broadcasting           Delaware                100% by Infinity
Corporation

Infinity Broadcasting             Pennsylvania            100% by Infinity
Corporation of
Pennsylvania

Sagittarius Broadcasting          New York                100% by Infinity
Corporation

Hit Radio, Inc.                   New York                80% by Sagittarius
                                                          Broadcasting
                                                          Corporation: 20% by
                                                          Infinity


C & W Land Corporation            New Jersey              100% by Infinity

13 Radio Corporation              Delaware                100% by Infinity

Infinity Broadcasting             Delaware                100% by Infinity
Corporation of Illinois

Infinity Broadcasting             Delaware                100% by Infinity
Corporation of Los Angeles



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Infinity  Broadcasting            Delaware                100% by Infinity
Corporation of Maryland

Infinity Broadcasting             Delaware                100% by Infinity
Corporation of Michigan

Infinity Broadcasting             Delaware                100% by Infinity
Corporation of Florida

Infinity  Broadcasting            Delaware                100% by Infinity
Corporation of Washington,
D.C.

Infinity Ventures, Inc.           Delaware                100% by Infinity

Infinity Broadcasting             Delaware                100% by Infinity
Corporation of Tampa

Infinity  Broadcasting            Delaware                100% by Infinity
Corporation of Glendale

Infinity Broadcasting             Delaware                100% by Infinity
Corporation of Texas


Infinity Broadcasting             New York                100% by Infinity
Corporation of  Baltimore                                 Broadcasting
                                                          Corporation of
                                                          Maryland


Infinity WLIF, Inc.               Maryland                100% by Infinity
                                                          Broadcasting
                                                          Corporation of
                                                          Baltimore

Infinity WLIF-AM, Inc.            Maryland                100% by Infinity
                                                          Broadcasting
                                                          Corporation of
                                                          Baltimore

Infinity  Broadcasting            Delaware                100% by Infinity
Corporation of Atlanta

Infinity Broadcasting             Delaware                100% by Infinity
Corporation of Boston

Infinity Broadcasting             Delaware                100% by Infinity
Corporation of Chicago

Infinity  Broadcasting            Delaware                100% by Infinity
Corporation of Philadelphia

Infinity Broadcasting             Delaware                100% by Infinity
Corporation of California

Infinity Network Inc.             Delaware                100% by Infinity

Unistar Communication             Delaware                100% by Infinity
Group, Inc.

Infinity  Broadcasting            Delaware                100% by Infinity
Corporation of Detroit


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